UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):             January 3, 2006

                               TRANS ENERGY, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

         NEVADA                          0-23530                93-0997412
----------------------------           -----------          -------------------
(State or other jurisdiction           (Commission            (IRS Employer
    of incorporation)                  File Number)         Identification No.)

        210 Second Street, P.O. Box 393, St. Mary's, West Virginia 26170
                    (Address of principal executive offices)

Registrant's telephone number, including area code: (304) 684-7053

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement   communications  pursuant  to  Rule  14d-2(b)  under  the
     Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement   communications  pursuant  to  Rule  13e-4(c)  under  the
     Exchange Act (17 CFR 240.13e-4(c))



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                                    FORM 8-K

Section 1 - Registrant's Business and Operations

Item 1.01     Entry into a Material Definitive Agreement

     On January 3, 2006, Trans Energy, Inc. entered into a definitive agreement to sell its well servicing and maintenance business in exchange for shares of Trans Energy common stock, certain natural gas properties and other considerations. Under the terms of the agreement, Trans Energy's wholly owned subsidiary, Arvilla, Inc., will sell to Clarence E. Smith and Rebecca L. Smith, both directors of Trans Energy, 100% of the outstanding membership interests of Arvilla Oilfield Services, LLC, a West Virginia limited liability company ("AOS"). Part of the reason for the sale of AOS is due to the inability of the board of directors to agree on the direction of AOS and Trans Energy. Closing of the agreement is contingent upon certain conditions and escrow provisions.

     AOS provides well servicing, workover and related transportation services to independent oil and natural gas producers in the northeast region of the United States. It also performs ongoing maintenance and major overhauls necessary to optimize the level of production from existing oil and natural gas wells and provides certain ancillary services during the drilling and completion of new wells. AOS offers its services in Ohio, Pennsylvania, New York, Virginia, Kentucky and West Virginia and also owns a fleet of well service equipment.

     Trans Energy acquired AOS from Clarence and Rebecca Smith on January 31, 2005 through a merger of its subsidiary, Trans Energy Acquisitions, with and into Arvilla, Inc., with Arvilla being the surviving entity. As consideration, Trans Energy issued 1,185,024 shares of its common stock, of which 1,042,821 shares were issued to the Smiths, both of whom became directors of Trans Energy following the acquisition. AOS's operations were previously conducted as Arrow Oilfield Service Company, a division of Belden & Blake Corporation, a privately held company engaged in the exploration, development and production of oil and natural gas reserve. In June 2004, the Smiths acquired Arrow Oilfield Services from Belden & Blake and created Arvilla Oilfield Services, LLC as the operating entity. Subsequently, the Smiths created Arvilla, Inc. that acquired all the membership interests of Arvilla Oilfield Services in order to facilitate its acquisition by Trans Energy.

     Pursuant to the definitive agreement, Clarence and Rebecca Smith have agreed to return to Trans Energy 521,411 shares of their Trans Energy common stock. The Smiths have also agreed to convey to Trans Energy all of their interest in and to five oil and gas wells located in Tyler County, West Virginia. Assignments for the wells are to be held in escrow pending satisfaction by Trans Energy of two promissory notes in the aggregate amount of $763,000 payable to AOS and to Arvilla Pipeline Construction Co., Inc., a separate entity owned by Clarence and Rebecca Smith. Until the notes are paid in full, all income derived from the five wells will be retained by the Smiths, who will be responsible for making all debt service payments related to the five wells during that time. The notes are cross collateralized by certain oil and gas leases, together with the oil and gas wells currently and hereafter situated thereon, which are owned by a separated Trans Energy subsidiary, Prima Oil Company, Inc.

     Additionally, the definitive agreement provides for the payment of certain bonuses to Clarence and Rebecca Smith equal to approximately $85,000 each. The closing of the agreement is expressly conditioned upon receiving the written consent for the sale of AOS from certain banks and lenders having the right to call a loan on the ownership transfer of AOS. Also upon execution of the agreement, Clarence Smith resigned as Chief Executive Officer of Trans Energy, but will remain on Trans Energy's board of directors until the closing of the agreement. At the closing of the agreement, both Clarence and Rebecca Smith will resign as directors of Trans Energy and Arvilla, Inc. Finally, the closing of the transaction is expressly conditioned on the receipt of a fairness opinion from a qualified independent party stating that the transactions contemplated by the definitive agreement are fair to Trans Energy and its stockholders.

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     All  documents  relating  to  the  definitive   agreement,   including  the
promissory notes, deeds and other documents necessary to consummate the transactions contemplated by the agreement, will be held in a special escrow account until such time as the aforementioned fairness opinion is delivered and certain other conditions are satisfied. It is anticipated that all the terms of the trans action will be fulfilled and the closing of the sale of AOS will be accomplished during the first quarter of fiscal 2006.

Section 5 - Corporate Governance and Management

Item 5.02      Departure  of  Directors  or  Principal  Officers;   Election  of
               Directors; Appointment of Principal Officers

     On January 3, 2006 and in connection with the execution of the definitive agreement to sell AOS, Clarence Smith resigned as our Chief Executive Officer, which resignation has been accepted by the board of directors. Mr. Smith will remain as a director until the closing of the definitive agreement, at which time he will resign. Mr. Smith was appointed as a director immediately following the acquisition of AOS in January 2005 and became our CEO on February 28, 2005. His resignation as CEO was a provision of the agreement to sell AOS.

     On January 6, 2006, our board of directors elected James K. Abcouwer as our new President and Chief Executive Officer. Mr. Abcouwer fills the vacant CEO position created by the resignation of Clarence Smith. Mr. Abcouwer, age 52, is a25-year energy industry executive and former CEO of Columbia Natural Resources, Inc., an independent natural gas producer in the Appalachian Basin. He has also served as President and CEO of EnergyUSA, a unit of NiSource Inc. Mr. Abcouwer is a 1975 graduate of the United States Military Academy at West Point, and received a Masters in Business Administration degree from Harvard Business School in 1982. Additionally, he is co-owner of Northstar Energy Corp. of Charleston, W Va., an independent oil and gas development company.

     Also on January 6, 2006, our board announced the promotion of William F. Woodburn to Chief Operating Officer. Mr. Woodburn, age, 64, has been a director and executive officer of Trans Energy since August 1991and currently serves as our Secretary / Treasurer. He has been actively engaged in the oil and gas business in various capacities for the past twenty years. For several years prior to 1991, Mr. Woodburn supervised the production of oil and natural gas and managed the pipeline operations of Tyler Construction Company, Inc. and Tyler Pipeline, Inc. Prior to his involvement in the oil and gas industry, Mr.
Woodburn was employed by the United States Army Corps of Engineers for twenty-four years and was resident engineer on several construction projects. Mr. Woodburn graduated from West Virginia University with a B.S. in civil engineering.

Section 9 - Financial Statements and Exhibits

Item 9.01     Financial Statements and Exhibits

     (c) Exhibits

     Exhibit No.     Description

         10.1        Definitive Agreement to sell Arvilla Oilfield Services, LLC
         99.1        Press Release of January 9, 2006
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Notes about Forward-looking Statements

     Statements contained in this Current Report which are not historical facts, including all statements regarding the consummation of the acquisition of assets, may be considered "forward- looking statements" under the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on current expectations and the current economic environment. Trans Energy cautions the reader that such forward-looking statements are not guarantees of future performance. Unknown risks and uncertainties as well as other uncontrollable or unknown factors could cause actual results to materially differ from the results, performance or expectations expressed or implied by such forward-looking statements.





                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    TRANS ENERGY, INC.



Date:  January 9, 2006              By         /S/ WILLIAM F. WOODBURN
                                       -----------------------------------------
                                            William F. Woodburn
                                            Chief Operating Officer and Director


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